Exhibit 4.1

SBARRO, INC.

(as successor to MidOcean SBR Acquisition Corp.)

as the Company

the GUARANTORS named herein

$150,000,000 10.375% SENIOR NOTES DUE 2015

INDENTURE

Dated as of January 31, 2007

THE BANK OF NEW YORK

as Trustee

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SECTION 11.13.	Table of Contents; Headings	75
SECTION 11.14.	Indenture Controls	75
SECTION 11.15.	Severability	75

Appendix A – Rule 144A/Regulation S/IAI Appendix

Exhibit 1 – Form of Initial Security
Exhibit A – Form of Exchange Security or Private Exchange Security
Exhibit 2 – Form of Letter of Representation

Appendix B – Form of Supplemental Indenture for Future Guarantors

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	11.02
	(d)	7.06
314	(a)	4.02; 4.08;11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	4.08
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	11.01

N.A. Means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of January 31, 2007, among Sbarro, Inc., a New York corporation (the “Company”), the Subsidiary Guarantors (as defined herein) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Securities issued under this Indenture.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means:

(1) any property, plant , equipment or other long-term assets useful in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means any 10.375% Senior Notes due 2015 issued after the Issue Date pursuant to Article II and in compliance with Section 4.03.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Security on any redemption date, an amount (which shall not be less than zero) equal to:

(1) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Security at February 1, 2010 (such redemption price being set forth in paragraph 5 of such Security), plus (ii) all required interest payments due on such Security through February 1, 2010 (excluding all accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate, as of such redemption date, plus 50 basis points over

(2) the principal amount of such Security.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(C) a disposition of assets with a fair market value of less than $2.5 million;

(D) entering into Hedging Obligations;

(E) the granting of a Lien permitted under this Indenture;

(F) the disposition of cash or Temporary Cash Investments;

(G) the disposition of inventory in the ordinary course of business or obsolete, damaged or worn out equipment or assets;

(H) the disposition of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(I) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(J) any foreclosure by the Company or any Restricted Subsidiary upon any assets subject to a Lien in favor of the Company or any Restricted Subsidiary;

(K) solely for purposes Section 4.06(a)(1) and 4.06(a)(2), any sale or transfer of assets of the Company or any Restricted Subsidiary by reason of eminent domain;

(L) disposition of an account receivable in connection with the collection or compromise thereof; and

(M) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Directors” with respect to a Person means the Board of Directors or managers, as applicable, of such Person or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company or any other Restricted Subsidiary described in the definition of “Contributed Indebtedness” (it being understood that no such capital contribution shall constitute a portion of the “Cash Contribution Amount” until such time as the Company incurs Contribution Indebtedness in reliance on such capital contribution having been made).

“Change of Control” means:

(1) the Company becomes aware (whether by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or has become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that such event shall not be deemed to be a Change of Control so long as one or more of the Permitted Holders has the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or whose election was approved by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is a Permitted Holder or is controlled by the Permitted Holders or is a Wholly Owned Subsidiary of the Company), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Securities and a Subsidiary of the transferor of such assets; provided, however, that it shall not constitute a Change of Control under this clause (3) if, after giving effect to such transaction, the Permitted Holders beneficially own (as defined in clause (1) above) 35% or more of the total voting power of the Voting Stock of the surviving Person in such transaction immediately after such transaction.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is Capital Stock of the Company shall not itself be considered a “person” or “group” for purposes of clause (1) or (3) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means in respect of a Person any commodity swap agreement, cap agreement, collar agreement or similar agreement with respect to mitigation of commodity risks.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period and prior to the event for which the calculation of the Consolidated Coverage Ratio is being made that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average balance of such Indebtedness during the period from the date of creation of such facility to the date of the computation);

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Cost Savings, whether or not the acquisition occurred in such period). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

Interest on a Capital Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1) interest expense attributable to capital leases;

(2) amortization of debt discount;

(3) capitalized interest;

(4) non-cash interest expenses;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to Hedging Obligations;

(7) dividends paid in cash or Disqualified Stock in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary;

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest actually paid by the Company or a Restricted Subsidiary under a Guarantee of Indebtedness of any other Person; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent or the Company) in connection with Indebtedness Incurred by such plan or trust;

less, to the extent included in such total interest expense, the amortization during such period of capitalized financing or debt issuance costs. Consolidated Interest Expense shall be calculated excluding unrealized gains or losses with respect to Hedging Obligations and any dividends or accretion or liquidation preference on any Capital Stock of the Company that is not Disqualified Stock.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income but only to the extent the Company or a Restricted Subsidiary funded such net loss with cash and such funding did not constitute a Restricted Payment that reduced the amount of permitted Restricted Payments under Section 4.04;

(2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period;

(5) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(6) gains and losses realized upon the repayment or Refinancing of any Indebtedness of the Company or any Restricted Subsidiary;

(7) gains and losses due solely to fluctuations in currency values and the related tax effects;

(8) unrealized gains and losses or charges with respect to Hedging Obligations (including those resulting from the application of FAS 133);

(9) the impact of any dividends paid or accrued or accretion of liquidation preference on any Capital Stock of the Company that is not Disqualified Stock;

(10) any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the Indebtedness being Refinanced or Incurred in connection with the Transactions;

(11) so long as the Company is part of a consolidated group for tax purposes with Parent, or another Parent, the excess (if any) of (a) the provision for income taxes of the Company and its consolidated Subsidiaries over (b) the sum of (x) the aggregate payments to the Parent (or any other Parent) made pursuant to Section 4.04(b)(5) and (y) the amount of any income taxes that the Company or its Subsidiaries paid directly to a taxing authority;

(12) losses, expenses and charges incurred in connection with restructuring within the Company and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith;

(13) the cumulative effect of a change in accounting principles;

(14) any increase in amortization or depreciation or any one time non-cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting;

(15) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established as a result of the Transactions in accordance with GAAP;

(16) the effect of any non-cash items resulting from any write-up, write-down, or write-off of assets (including intangible assets, goodwill and deferred financing costs) including increases or decreases in amortization in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date result from the application of SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed); and

(17) any income or loss from discontinued operations and any gains or losses on disposal of discontinued operations.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Company after the Issue Date; provided that such Contribution Indebtedness is incurred within 180 days after the making of such cash contributions and is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of the incurrence thereof.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement to be entered into by and among, the Company, the guarantors referred to therein and the lenders referred to therein, together with the related documents thereto (including the term loans, revolving loans and letter of credit facility thereunder, any guarantees and security documents), as amended, extended, renewed, replaced, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive officer of the Company.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent corporation of the Company (other than Disqualified Stock of the Company), that is issued for cash (other than to Parent or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (B) of the first paragraph of Section 4.04.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all expenses for income taxes, SBT, VAT, franchise or other taxes in lieu of income tax of the Company and its consolidated Restricted Subsidiaries;

(2) interest expense of the Company and its consolidated Restricted Subsidiaries;

(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

(4) all other non-cash charges, expenses or losses (including any impairment charges and the impact of purchase accounting, including but not limited to, the amortization of inventory step-up) of the Company and its consolidated Restricted Subsidiaries (including, without limitation, deferred rental expense, but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

(5) the amount of any expense to the extent a corresponding amount is received in cash by the Company and its Restricted Subsidiaries from a Person other than the Company or any Subsidiary of the Company under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated

Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(6) any payment of fees to the Sponsors or any of their affiliates in accordance with Section 4.07(b)(6);

(7) any expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or the Transactions; and

(8) any unusual, extraordinary or nonrecurring gain, loss, charge or expense (including, without limitation, retention, severance, systems establishment cost, excess pension charges, contract termination costs, future lease commitments, costs to consolidate facilities and relocate employees and other restructuring costs and litigation settlements or losses) of the Company and its consolidated Restricted Subsidiaries, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

“Equity Offering” means a primary offering of common stock by Parent, the Company or any of its direct or indirect parent corporations, as the case may be, or Capital Stock (other than Disqualified Stock) or options, warrants or rights with respect to such Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to the Securities in compliance with the terms of the Registration Rights Agreement.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not formed under the laws of the United States, any state of the United States or the District of Columbia, and any direct or indirect Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; and

(2) statements and pronouncements of the Financial Accounting Standards Board.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or similar obligations to a trade creditor in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit) representing any interest rate Hedging Obligations;

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; provided, however, that for purposes of calculating the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding pursuant to any Hedging Obligation shall be zero until such time as such Person has the obligation to make a payment in respect of such Hedging Obligation and such payment is not made within 30 days;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, Hedging Obligations and Guarantees of Indebtedness) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

In addition, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any Contingent Obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time. Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Securities” means the Securities issued by the Company on the Issue Date.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (excluding accounts receivable, trade credit, advances to customers, in each case made in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that endorsements of negotiable instruments and documents in the ordinary course of business shall not be deemed to be Investments. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value as determined in good faith by the Board of Directors of the Company at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date on which the Securities are originally issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien).

“Management Agreement” means the Professional Services Agreement dated as of January 31, 2007, by and among MidOcean US Advisor, LP, Parent and the Company, as in effect on the Issue Date or otherwise amended, modified or supplemented.

“Merger Agreement” the Agreement and Plan of Merger, dated as of November 22, 2006, by and among MidOcean SBR Holdings, LLC, MidOcean SBR Acquisition Corp. and Sbarro, Inc., as amended to the Issue Date.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all legal, title and recording tax expenses, underwriting discounts, commissions, investment bankers fees, and other fees and expenses Incurred (including fees and expenses of counsel, brokers, finders, consultants, placement agents, accountants and investment bankers), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against adjustment in the sale price of such property or assets or any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition including tax liabilities, pensions or other post-employment benefits liabilities and liabilities related thereto;

(5) payments of unassumed liabilities (not constituting Indebtedness) relating to assets sold at the time of, or within 30 days after the date of, such Asset Disposition; and

(6) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; provided that the cash proceeds of an Equity Offering by Parent shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.

“New Operating Units” means restaurants owned or operated by the Company or any of its Restricted Subsidiaries or franchisees whose ownership or operation by the Company or any of its Restricted Subsidiaries or franchises started on a date after the Issue Date or restaurants acquired by the Company or any of its Restricted Subsidiaries following the Issue Date.

“Offering Circular” means the Offering Circular dated January 24, 2007, with respect to the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Parent” means MidOcean SBR Holdings, LLC, a Delaware corporation, and its successors and any other direct or indirect holding company of the Company.

“Permitted Closing Date Payments” means (1) the payment of transaction fees and expenses by the Company relating to the Transactions and (2) other payments required by the Merger Agreement and disclosed in the Offering Circular.

“Permitted Holders” means (i) the Sponsors and any other Person who is a controlled Affiliate of any of the foregoing and any member of senior management of the Company on the Issue Date and (ii) any Related Party of any of the foregoing.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees and consultants and any guarantees of any such loans or advances made in the ordinary course of business of the Company or such Restricted

Subsidiary (including for business-related travel expenses, moving expenses and other similar expenses);

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) any Person to the extent such Investment consists of loans and advances to suppliers, licensees, franchisees or customers of the Company or any of the Restricted Subsidiaries made in the ordinary course of business; provided, however, that the amount of Investments made pursuant to this clause (12) do not exceed $2.0 million at any time outstanding;

(13) Persons to the extent such Investments are in existence on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(14) lease, utility and other similar deposits in the ordinary course of business;

(15) performance guarantees consistent with past practice;

(16) additional Investments made after the Issue Date in an aggregate amount which together with all other Investments made pursuant to this clause (16) that are then outstanding do not exceed the greater of (x) $10.0 million and (y) 2% of Total Assets; provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (16);

(17) Hedging Obligations;

(18) Investments the payment of which consists of Capital Stock of the Company or any Parent (exclusive of Disqualified Stock);

(19) Investments made in connection with the Transactions and disclosed in the offering circular; and

(20) Investments consisting of Guarantees of Indebtedness of the Company or any Restricted Subsidiary not prohibited by Section 4.03.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, or earnest money deposits required in connection with a letter of intent, purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

(2) Liens imposed by law, such as carriers’, suppliers’, warehousemen’s, mechanics’ and other like Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted or which, in the aggregate, are immaterial in amount, if adequate reserves with respect to any material amounts relating thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, indemnity, warranty, release, appeal or similar bonds or bid bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued and completion guarantees pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness and other obligations permitted to be Incurred pursuant to Section 4.03(b)(1), (b)(11) (relating only to the assets that were acquired or are being disposed of), (b)(14) and (b)(17);

(7) Liens existing on the Issue Date and any additional Liens under the terms of agreements in effect on the Issue Date;

(8) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary, and not created in connection with the acquisition of such Person by the

Company or a Restricted Subsidiary; provided, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, and Liens Incurred in connection with the acquisition of such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Foreign Subsidiary permitted to be Incurred in accordance with Section 4.03; provided, however, that such Liens do not extend to any assets of the Company or any Restricted Subsidiary that is not a Foreign Subsidiary;

(11) Liens securing Hedging Obligations permitted to be Incurred under Section 4.03;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Company or any Restricted Subsidiary; provided, however, that if such Liens are on assets of the Company or any Subsidiary Guarantor, such Liens are not in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(16) Liens to secure any refinancing as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (other than as it relates to Indebtedness Incurred under Section 4.03(b)(1)), (7), (8) and (9); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

(17) deposits or other security made in the ordinary course of business or consistent with past practice to secure liability to insurance carriers under insurance or self-insurance arrangements;

(18) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(21) landlords’ and lessors’ Liens in respect of rent not in default for more than 60 days;

(22) Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods;

(23) Liens securing Indebtedness that, at the time of incurrence does not exceed the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 2.75 to 1.0;

(24) security given to a public or private utility or any other governmental authority in the ordinary course of business;

(25) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(26) Liens on cash deposited with the trustee for the Company’s existing 11% Senior Notes due 2009 in connection with the redemption thereof;

(27) Liens on earnest money deposits in connection with Investments otherwise permitted hereunder; and

(28) judgment Liens not giving rise to an Event of Default.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs or other adjustments (including, solely in the case of clause (3)(i) below, an annualization of EBITDA), as applicable, that are

(1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date, or

(2) implemented by the Company or the business that was the subject of any such asset acquisition, in each case, within one year after the date of the asset acquisition (or, in the case of the business that was the subject of any such acquisition, prior to the date of the asset acquisition) and that are supportable and quantifiable by the underlying accounting records of the Company or such business, or

(3) in connection with any acquisition of restaurants or a Person engaged in a Related Business, (i) the EBITDA reasonably estimated by the Company’s chief financial officer associated with any such acquired restaurants that were operated for at least three months but no longer than twelve months by the business that was the subject of any such acquisition and (ii) cost savings reasonably estimated by the Company’s chief financial officer and reasonably expected by such chief financial officer to be implemented within 12 months (and fully realized within 24 months) of the consummation of such acquisition directly attributable to closing such acquired restaurants, the headquarters, back office and support consolidation, including consolidation of functions, reductions in employees and staff, marketing initiatives, elimination of redundant costs and activities, economies of scale and shifting to best practices in purchasing, in-house production or other functions, labor scheduling and changes to benefits and integration of practices of the acquired business to those of the Company;

as if, in the case of each of clauses (1) (2) and (3), all such reductions in costs or other adjustments had been effected as of the beginning of such period.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest on the Indebtedness being Refinanced and (ii) fees and expenses, including any premium and defeasance or discharge costs) under the Indebtedness being Refinanced;

provided, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated the Issue Date, among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC and Bank of America Securities LLC and (ii) any Registration Rights Agreement relating to Additional Securities.

“Related Business” means any business and any services, activities or business incidental, or directly related or similar to any line of business in which the Company was engaged on the Issue Date and any business that in the good faith judgment of the Board of Directors of the Company is a reasonable extension, development or expansion thereof or related, ancillary or complementary thereto, arises therefrom or is necessary or desirable to facilitate such business or any unrelated business to the extent it is not material in size compared with the Company’s business as a whole.

“Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder or (2) any estate trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1) or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions or payment of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means, with respect to the Company or any Restricted Subsidiary, any Indebtedness secured by a Lien on any assets of the Company or any Restricted Subsidiary.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are internally available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. The Secured Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Coverage Ratio,” including any pro forma calculations to EBITDA (including for acquisitions).

“Securities” means the 10.375% Senior Notes Due 2015 of the Company (including the Initial Securities, and any Exchange Securities and Additional Securities), in the forms set forth in Appendix A.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to any Subsidiary;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or

(5) that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holders of such obligation or their representative shall have received an Officers’ Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Default” means an Event of Default or any other Default with respect to which the Company has received notice or is otherwise aware.

“Sponsors” means MidOcean Associates SPC, on behalf of the MidOcean Partners Segregated Portfolio III, and the funds controlled or sponsored by MidOcean Associates SPC including but not limited to MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means any Person that incurs a Guarantee of the Securities; provided that upon the release and discharge of such Person from its Subsidiary Guaranty in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor. On the Issue Date, the Subsidiary

Guarantors will be each Domestic Subsidiary of the Company that is a Restricted Subsidiary and a guarantor under the Credit Agreement.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the Issue Date.

“Temporary Cash Investments” means any of the following:

(1) U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) any investment in direct obligations or obligations guaranteed by the United States of America or any agency thereof;

(3) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a lender party to the Credit Facilities or any bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) investments in commercial paper, maturing not more than nine months after the date of acquisition and with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s Investors Service, Inc. or “A-2” (or higher) according to Standard and Poor’s, a division of the McGraw-Hill Companies;

(6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s, a division of the McGraw-Hill Companies, or “A” by Moody’s Investors Service, Inc.;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) investment in funds which invest substantially all of their assets in Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition.

“Total Assets” means as of any date the total consolidated assets of the Company and its Restricted Subsidiaries, as would be set forth on the Company’s consolidated balance sheet on the date of determination determined on a pro forma basis.

“Transactions” means the transactions contemplated by (i) the Merger Agreement and (ii) the Credit Agreement described in the Offering Circular.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2010; provided, however, that if the period from the redemption date to such date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, who shall have direct responsibility for the administration of this Indenture, and

(2) for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05, any other officer of the Trustee to whom a particular corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Additional Interest”	Appendix A
“Asset Sale Offer”	4.06(b)
“Bankruptcy Law”	6.01
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“incorporated provision”	11.01
“Initial Lien”	4.09
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01(b)
“Securities Custodian”	Appendix A
“Notice of Default”	6.01
“Offer Amount”	4.06(c)
“Offer Period”	4.06(c)
“Paying Agent”	2.04
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“Purchase Date”	4.06(c)
“Private Exchange”	Appendix A
“Private Exchange Security”	Appendix A
“QIB”	Appendix A
“Registration Default”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04

Term	Defined in Section
“Regulation S”	Appendix A
“Regulation S Global Security”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Security”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01(a)
“Transfer Restricted Securities”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(i) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest are, were, or would be payable in respect thereof.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series.

(a) The aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture on the Issue Date is $150,000,000. The Initial Securities, any Additional Securities and any Exchange Securities will be treated as a single series of Securities for purposes of this Indenture.

The Company may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. Additional Securities shall have identical terms as the Initial Securities Issued on the Issue Date, other than with respect to the date of issuance and issue price and as contemplated by clause (2) below. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.06, 4.06(c), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities will accrue;

(3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Appendix A hereto and any circumstances in addition to or in lieu of those set forth in Appendix A in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(4) if applicable, that such Additional Securities that are not Transfer Restricted Securities shall not be issued in the form of Initial Securities as set forth in Appendix A, but shall be issued in the form of Exchange Securities as set forth in Appendix A.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Securities and the Trustee’s certificate of authentication and (ii) any additional Exchange Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication.

(a) The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (i) Securities for original issue on the date hereof in an aggregate principal amount of $150,000,000, (ii) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (iii) the Exchange Securities for issue in a Registered Exchange Offer or Private Exchange pursuant to a Registration Rights Agreement for a like principal amount of Initial Securities and, if applicable, any Additional Securities. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and any integral multiples of $1,000 in excess thereof.

(b) One Officer shall sign the Securities for the Company by manual, facsimile or other electronic signature.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(f) The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Company and to act in accordance with such letter.

SECTION 2.04. Registrar and Paying Agent.

(a) The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar, and Paying Agent in connection with the Securities and (ii) the Custodian with respect to the Global Securities.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of the Company’s domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Company shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange.

(a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company is entitled to require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

(b) Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(c) Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(d) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities.

(a) If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee are entitled to charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion is entitled to pay such Security instead of issuing a new Security in replacement thereof.

(b) Every replacement Security is an additional obligation of the Company and the Subsidiary Guarantors.

(c) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation, those redeemed pursuant to Article III and those described in this Section 2.09 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company, a Subsidiary Guarantor or an Affiliate of the Company or a Subsidiary Guarantor holds the Security.

(b) If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

(c) If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Company at any time is entitled to deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company shall not issue new

Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation, except as otherwise provided in this Indenture. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest then borne by the Securities, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company is entitled to pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities shall be entitled to use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

ARTICLE III

Redemption

SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Appendix A, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and Additional Interest, if any, to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by the Securities or any provision of this Indenture, shall be made in accordance with the Securities, such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption of Securities, selection of the Securities for redemption will be made by the Trustee on a pro rata basis by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, that (1) Securities with a principal amount of $2,000 or less may only be redeemed in full and (2) if a partial redemption is made with the Net Cash Proceeds of an Equity Offering, the Trustee will select the Securities or portions of the Securities for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable, unless the method is otherwise prohibited. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000 and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or an integral multiple of $1,000 thereafter. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed at such Holder’s registered address.

SECTION 3.05. Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued and unpaid interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued and unpaid interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(ix) the applicable provision in this Indenture or the Securities pursuant to which the Company is redeeming such Securities.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.05.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Securities, on or prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary of the Company is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed or repurchased. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; provided that each new Security will be in the principal amount of $2,000 or an integral multiple of $1,000 thereafter.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities.

(a) The Company shall promptly pay the principal of (and premium, if any) and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent (other than the Company or any of its Affiliates) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b) The Company shall pay interest on overdue principal at the rate specified therefor in the Securities and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, after effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, file with the SEC and, in any event, provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

In addition, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

If Parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, and has provided the Trustee, the Holders and prospective investors with the reports described herein with respect to Parent (including any financial information required by Rule 3-10 of Regulation S-X and, if Parent, directly or indirectly, holds any material assets or conducts any material business other than the assets of, or the business conducted by, the Company and its Subsidiaries, a separate “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the Company and its Restricted Subsidiaries on a consolidated basis), the Company shall be deemed to be in compliance with the provisions of this Section 4.02.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto containing the information provided above and within the time periods specified above.

SECTION 4.03. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and each Restricted Subsidiary shall be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a pro forma basis no Default has occurred and is continuing and the Consolidated Coverage Ratio is at least 2.0 to 1; provided, further, that no Restricted Subsidiary that is not a Subsidiary Guarantor shall Incur Indebtedness in reliance on this clause (a) if, after giving effect to such Incurrence and the application of proceeds thereof, the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors then outstanding pursuant to this clause (a) (when aggregated with the aggregate principal amount of Refinancing Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors then outstanding in reliance on Section 4.03(b)(5) in respect of Indebtedness Incurred pursuant to this clause (a)) would exceed $10 million.

(b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to any Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the sum of the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $200 million, less the sum of all principal payments actually made by the Company and its Restricted Subsidiaries with respect to such Indebtedness thereunder with Net Available Cash from Asset Dispositions under Section 4.06(a)(3)(A);

(2) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted

Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

(3) the Securities and Exchange Securities (other than any Additional Securities);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) of this Section 4.03(b));

(5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clauses (3), (4), (5), (12) or (16) of this Section 4.03(b);

(6) Hedging Obligations of the Company or any Restricted Subsidiary entered into not for the purpose of speculation;

(7) obligations in respect of one or more standby letters of credit, performance, bid and surety bonds, appeal bonds and other similar types of bonds and workers compensation claims, health, disability or other employee benefits, property, casualty or liability insurance or self insurance obligations, bankers’ acceptances and performance and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(9) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease or improvement in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (9) and then outstanding (including any Refinancing Indebtedness with respect thereto) does not exceed the greater of (x) $10 million and (y) 2% of Total Assets;

(10) the Guarantee or co-issuance of any Indebtedness otherwise permitted to be Incurred pursuant to this Indenture; provided, however, that no Guarantee or co-issuance of Indebtedness of the Company or a Subsidiary Guarantor by a Restricted Subsidiary that is not a Subsidiary Guarantor shall be permitted by this clause (10);

(11) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price, earn-out or similar obligations of the Company or any Restricted Subsidiary, in each case incurred in connection with the acquisition or disposition of any assets, including shares of Capital Stock or divisions or lines of business;

(12) Indebtedness of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, the Company or any Restricted Subsidiary or merged into the Company or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger, and provided, further, that after giving effect to such incurrence of Indebtedness either (A) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.03(a) of this covenant or (B) the Consolidated Coverage Ratio would be greater than such Consolidated Coverage Ratio immediately prior to such acquisition;

(13) Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Company or any of its direct or indirect parent corporations permitted by Section 4.04(b)(4);

(14) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Securities as described under Section 8.01;

(15) Indebtedness incurred by a Foreign Subsidiary, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (15) does not exceed the greater of (x) $10 million and (y) 2% of the amount of Total Assets attributable to Foreign Subsidiaries;

(16) Contribution Indebtedness;

(17) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (17) of this Section 4.03(b) or 4.03(a)) does not exceed $10 million; and

(18) all premium (if any), interest (including post-petition interest), fees, expenses, charges and addition or contingent interest on obligations described in paragraphs (1) through (17) of this Section 4.03(b).

(c) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of paragraph (a) and/or more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness as having been incurred pursuant to paragraph (a) or one of the clauses of paragraph (b) and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above. Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred in reliance on clause (1) in paragraph (b) above. In addition, from time to time the Company may reclassify any Indebtedness Incurred pursuant to this Section 4.03 such that it will be deemed as having been Incurred under paragraph (a) or another clause in paragraph (b), so long as such Indebtedness is permitted to be Incurred under paragraph (a) or another clause in paragraph (b) at the time of reclassification.

SECTION 4.04. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Specified Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income (excluding for this purpose any amount that was included in clause (D) below) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter following the Issue Date to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock, Designated Preferred Stock and any Cash Contribution Amount) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to an employee stock ownership plan or similar trust is (x) funded by the Company or any Subsidiary or (y) financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), 100% of any cash capital contribution received by the Company subsequent to the Issue Date and 100% of the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) of property received by the Company subsequent to the Issue Date as a contribution to its common equity capital or from the issuance or sale of its Capital Stock (other than from a Subsidiary or that was financed with loans from the Company or any of its Restricted Subsidiaries unless such loans have been paid off on or prior to the date of determination); plus

(C) the amount by which Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(D) 100% of the aggregate amount received in cash and the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) of property received by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments other than Permitted Investments made by the

Company or its Restricted Subsidiaries and repurchases and redemptions of such Investments other than Permitted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or (ii) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary (as determined in good faith by resolution of the Board of Directors of the Company) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (excluding the amount of the Investment in such Unrestricted Subsidiary that constituted a Permitted Investment).

(b) Section 4.04(a) will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock, Designated Preferred Stock, any Cash Contribution Amount and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that such sale to an employee stock ownership plan or similar trust is funded by the Company or any Subsidiary, or financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution (other than any Cash Contribution Amount) received by the Company; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made (a) by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03 or (b) upon a Change of Control or in connection with an Asset Disposition to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with Section 4.06 or 4.08, respectively, and purchased all Securities validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Obligation; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that the declaration thereof shall be included in the calculation of the amount of Restricted Payments and the payment of such dividend shall be excluded in the calculation of the amount of Restricted Payments;

(4) so long as no Specified Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any direct or indirect parent of the Company or any of its Subsidiaries from existing and future employees, former employees, consultants, directors or former directors or management of the Company, any direct or indirect parent of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment, severance, compensation, shareholder or other agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company or any direct or indirect parent of the Company, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed in any calendar year the sum of (A) $2 million (with unused amounts in any calendar year being carried over to subsequent calendar years subject to a maximum (without giving effect to the following clauses (B) and (C)) of $6 million in any calendar year) plus (B) the aggregate Net Cash Proceeds received by the Company from the issuance of such Capital Stock by the Company or any direct or indirect parent of the Company or any of its Subsidiaries to, or the exercise of options to purchase such Capital Stock by, employees or directors of the Company or any direct or indirect parent of the Company or any of its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock are not included in determining the Cash Contribution Amount and have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3)(B) or applied pursuant to Section 4.04(b)(1)) plus (C) the Net Cash Proceeds actually received by the Company after the Issue Date from insurance proceeds paid in respect of the death or disability of any employee or director; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5) dividends, distributions or advances to Parent or its Subsidiaries to be used by Parent or its Subsidiaries to pay Federal, state and local taxes payable by Parent or its Subsidiaries and directly attributable to (or arising as a result of) the operations of the Company and its Restricted Subsidiaries; provided, however, that the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state and local taxes were the Company to pay such taxes as a stand-alone taxpayer; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) any Restricted Payment made to Parent to be used by Parent solely (i) to pay its franchise taxes and other fees required to maintain its corporate existence (it being understood that if such Parent conducts operations through any Subsidiary other than the Company and its Restricted Subsidiaries, the amount that may be distributed by the Company and its Restricted Subsidiaries pursuant to this clause (i) shall be reduced proportionately), (ii) to pay for general corporate, overhead and other expenses of Parent (including salaries and other compensation of the employees and directors, board activities, insurance, legal (including litigation, judgments and settlements), accounting, corporate reporting, administrative and other operating and non-operating expenses) to the extent attributable to the ownership by Parent of the Company and its Restricted Subsidiaries) and (iii) to pay legal, accounting, printing and similar expenses incurred in connection with offerings of securities, debt financings or acquisition or disposition transactions; provided, however, that such Restricted Payments pursuant to this clause (6) shall be excluded in the calculation of the amount of Restricted Payments;

(7) Permitted Closing Date Payments; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) payments of intercompany subordinated debt, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom, provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) the purchase of fractional shares by the Company upon conversion of any securities of the Company into Capital Stock of the Company; provided, however, that such purchase shall be excluded in the calculation of the amount of Restricted Payments;

(11) so long as no Event of Default has occurred and is continuing loans or advances to employees, officers, directors or consultants of the Company, its direct or indirect parent or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock (other than Disqualified Stock) of the Company or, solely to the extent the proceeds thereof are contributed to the Company’s common equity, its direct or indirect parent; provided, however, that such loans or advances shall be excluded in the calculation of the amount of Restricted Payments; provided, further, that any such proceeds received by the Company shall not be included in determining the Cash Contribution Amount;

(12) the payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parents after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by or contributed to the Company from such public offering; other than public offerings of common stock of the Company (or any Parent of the Company) registered on Form S-4 or Form S-8; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; provided, further, that any such proceeds received by the Company shall not be included in determining the Cash Contribution Amount;

(13) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for our out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.03 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(14) any distribution to Parent or its Subsidiaries the proceeds of which are used for the payment of fees to the Sponsors or its Affiliates in accordance with Section 4.07; provided, however, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;

(15) the repurchase, redemption or other acquisition or retirement for value of any Disqualified Stock pursuant to Sections 4.06 or 4.08, respectively; provided that all Securities tendered by Holders in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(16) distributions of Capital Stock of Unrestricted Subsidiaries; provided, however, that to the extent the Company or its Restricted Subsidiaries has any outstanding Investment in such Unrestricted Subsidiary that is a Permitted Investment, then the amount of such Investment at the time of such distribution shall be a Restricted Payment not permitted by this clause (16); provided, further, that such distributions shall be excluded in the calculation of the amount of Restricted Payments;

(17) Restricted Payments not exceeding $10.0 million in the aggregate; provided, however, that (A) at the time of such Restricted Payments, no Specified Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(18) the payment of dividends on Disqualified Stock of the Company or a Restricted Subsidiary, the Incurrence of which is permitted by this Indenture; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

(19) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent corporation of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent corporation of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Company would have had a Consolidated Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (18) does not exceed the Net Cash Proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that such declaration and payment shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 4.04(b)(1) through (19), or is entitled to be incurred pursuant to Section 4.04(a), the Company shall be entitled to classify such item of Restricted Payment on the date of its payment in any manner that complies with this Section 4.04.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Subsidiary Guarantor (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company or any

Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (c) transfer any of its property or assets to the Company (it being understood that such transfers shall not include any type of transfer described in clauses (a) and (b) above), except:

(1) with respect to clauses (a), (b) and (c),

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(i) or (ii) or this clause (iii) or contained in any amendment to an agreement referred to in Section 4.05(1)(i) or (ii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable, taken as a whole, to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(iv) any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Lien permitted to be Incurred under this Indenture on such asset or property;

(v) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(vi) any encumbrance or restriction arising under applicable law, regulation or order;

(vii) any restriction on cash or other deposits or net worth provisions in leases and other agreements entered into in the ordinary course of business;

(viii) any restriction in any agreement that is not materially more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Issue Date;

(ix) any encumbrances or restrictions created with respect to (A) Indebtedness of the Company or Subsidiary Guarantors permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03 and (B) Indebtedness of other Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03; provided, however, that the Board of Directors of the Company determines (as evidenced by a resolution of the Board of Directors of the Company) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest and of principal on the Securities in each case as and when due;

(x) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(xi) provisions with respect to dividends, the disposition or distribution of assets or property in joint venture agreements, license agreements, asset sale agreements, sale-leaseback arrangement, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(xii) restrictions on deposits imposed under contracts entered into in the ordinary course of business.

(2) with respect to clause (c) only,

(i) any such encumbrance or restriction consisting of customary nonassignment, subletting or transfer provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(ii) encumbrance or restrictions contained in security agreements, pledges or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, pledges or mortgages.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, and in the case of Asset Dispositions involving consideration in excess of $5.0 million, such fair market value will be determined in good faith by the Board of Directors of the Company or the chief financial or accounting Officer of the Company;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or of a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary or a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or any Restricted Subsidiary elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that the Company or such Restricted Subsidiary shall be deemed to have applied Net Available Cash in accordance with this clause (B) within such one-year period if, within such one-year period, it has entered into a binding commitment or agreement to invest such Net Available Cash and continues to use all reasonable efforts to so apply such Net Available Cash as soon as practicable thereafter; provided further, however, that such Net Available Cash is applied on the earlier of (x) a date that is 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) promptly upon any abandonment or termination of such commitment or agreement;

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained Section 4.06(b), (c) and (d); and

(D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose not prohibited by the terms of this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06 exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce Senior Indebtedness of the Company or otherwise used or invested in any way that does not violate this Indenture.

For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

(1) the assumption of Indebtedness or other liabilities (other than Subordinated Obligations) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2) the amount of any obligations or securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of receipt thereof; and

(3) the amount of any Designated Noncash Consideration in an aggregate amount for all such Asset Dispositions not to exceed $15.0 million (net of any cash received by the Company or its Restricted Subsidiaries upon the sale, repayment or other disposition of any such Designated Cash Consideration).

(b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company will purchase Securities tendered pursuant to an offer (an “Asset Sale Offer”) by the Company for the Securities (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(b), (c) and (d). If the aggregate purchase price of the Securities (and such other Senior Indebtedness) tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Securities (and other such Senior Indebtedness) to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount and integral multiples of $1,000 thereafter. The Company shall not be required to make such an Asset Sale Offer to purchase Securities (and other Senior Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Asset Sale Offer is oversubscribed) in a minimum principal amount of $2,000 or in larger integral multiples of $1,000 thereafter, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall state (A) that the Company has become obligated to make an Asset Sale Offer, (B)the aggregate principal amount of Securities that is subject to such Asset Sale Offer, (C) the purchase price, (D) the circumstances and relevant facts regarding such Asset Disposition, (E) the Purchase Date and (F) the instructions, as determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased.

(2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Asset Sale Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Asset Sale Offer and (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Sale Offer is being made. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. On or prior to the Purchase Date, the Company shall deposit with the Trustee money sufficient to pay the purchase price for all Securities accepted for purchase pursuant to and in accordance with the terms of this Section. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(4) Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(5) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $1.0 million unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the material terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board of Directors resolution; and

(3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that the financial terms of such Affiliate Transaction are fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

Notwithstanding clause (2) above, such Affiliate Transaction shall be permitted to exist so long as an Independent Qualified Party has determined the financial terms of such Affiliate Transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) any Permitted Investment (other than a Permitted Investment described in clause (a) or (b) of the definition thereof) or other Restricted Payment, in each case permitted to be made pursuant to, or not prohibited by, Section 4.04;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(3) loans or advances (or cancellation of loans) to employees or consultants in the ordinary course of business of the Company, any of its direct or indirect parent corporations or its Restricted Subsidiaries or otherwise approved by the Board of Directors of the Company, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers, consultants or employees of the Company, any of its direct or indirect parent corporations or its Restricted Subsidiaries in the ordinary course of business;

(5) the payment of reasonable fees to directors of the Company, any of its direct or indirect parent corporations and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(6) the payment to the Sponsors, any of their Affiliates, and officers or Affiliates of the Company or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination payments and related reasonable expenses pursuant to the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the Holders of the Securities in any material respect than the Management Agreement);

(7) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(8) the entering into of a registration rights agreement with the stockholders or debtholders of the Company;

(9) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and the granting of other customary rights in connection therewith;

(10) any merger, consolidation or reorganization with (i) Parent, solely for the purposes of reorganizing to facilitate the initial public offering of the Company or (ii) with an Affiliate solely for the purpose of forming a holding company or reincorporating the Company in a new jurisdiction;

(11) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Subsidiaries, on the one hand, and any other Person with which the Company and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the payments permitted by Section 4.04(b)(5);

(12) indemnification agreements with, and the payment of the fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

(13) any employment, deferred compensation, consulting, noncompetition, confidentiality or similar agreement entered into by the Company and its Restricted Subsidiaries with its employees or directors in the ordinary course of business;

(14) any agreement as in effect on the Issue Date and described in the Offering Circular or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

(15) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including the Company and its Subsidiaries), in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; and

(16) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

SECTION 4.08. Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b).

(b) Within 30 days following any Change of Control, the Company shall mail or otherwise deliver a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.10. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary of the Company and any other domestic Restricted Subsidiary formed or acquired after the Issue Date, in each case, that Guarantees Indebtedness of the Company or a Subsidiary Guarantor under the Credit Agreement to, within ten Business days, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture. Each Subsidiary Guaranty by a Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.

The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith within 30 days of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Merger, Consolidation or Sale of All

or Substantially All Assets

SECTION 5.01. Merger and Consolidation.

(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; provided, however, that this Section 5.01(a)(3) will not be applicable to (i) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Restricted Subsidiary or (ii) the Company merging with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from all obligations under this Indenture, including the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty, except that the foregoing requirements of this clause (b)(1) shall not apply in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Subsidiary Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Event of Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may consolidate with or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Subsidiary Guarantor.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” with respect to all of the Securities occurs if:

(a) the Company defaults in any payment of interest or any Additional Interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b) the Company defaults in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase or upon declaration or otherwise,

(c) the Company or Parent fails to comply with its obligations under Section 5.01,

(d) the Company or Parent defaults in the performance of or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 days after the notice specified below,

(e) the Company, any Subsidiary Guarantor or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent,

(f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h) the Company or any Significant Subsidiary fails to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent (other than judgments covered by indemnities or insurance policies issued by reputable or creditworthy companies), which judgments are not discharged, waived or stayed for a period of 60 consecutive days following the entry thereof, and which are not discharged, waived or stayed for a period of 10 days after the notice specified below, or

(i) the Guarantee of a Significant Subsidiary that is a Subsidiary Guarantor or any group of subsidiaries that are Subsidiary Guarantors and that taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or by this Indenture) and such default continues for 30 days or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guaranty (other than following a release of its Subsidiary Guaranty in accordance with the terms of this Indenture).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) or (h) above shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in clause (d) or (h) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs and is continuing, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Securities, if within 30 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. Any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e) The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except any Default or Event of Default of which the Trustee shall have received written notification at the Corporate Trust Office from the Company, any Subsidiary Guarantor or any Holder and such notice references the Indenture and the Securities.

(g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers Certificates).

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any paying agent other than the Trustee, and it shall not be responsible for any statement or recital of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (h) or (i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is not opposed to the interests of the Holders.

SECTION 7.06. Reports by Trustee to the Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Company has informed the Trustee in writing the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee (which for purposes of this Section 7.07 shall include its officers, directors, employees and agents) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense or there are no other issues that could affect the Trustee were the Company so to assume such defense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their consent, such consent not to be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

The Company’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities and their obligations under this Indenture with respect to the Holders of the Securities:

(i) when (1) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all of the Securities (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clause (2) the Company has irrevocably deposited or caused to be deposited with the Trustee funds in respect of the Securities, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Company or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture with respect to the Securities (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 and the operation of Section 5.01(a)(3) and Sections 6.01(d), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) and 6.01(i) (with respect to Significant Subsidiaries that are Subsidiary Guarantors only) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor under its Guarantee of the Securities shall be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries and Subsidiary Guarantors only), 6.01(h) (with respect to Significant Subsidiaries and Subsidiary Guarantors only), 6.01(i) (with respect to Significant Subsidiaries and Subsidiary Guarantors only) and 6.01(j) or because of the failure of the Company to comply with Section 5.01(a)(iii).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in this Article VIII shall survive until all the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance.

(a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee in respect of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or other nationally recognized firm of financial experts expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other material agreement binding on the Company and its Restricted Subsidiaries;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all the Securities not theretofore delivered to the Trustee for cancellation have become due and payable;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b) Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to the Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

Amendments and Waivers

SECTION 9.01. Without Consent of the Holders. The Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend this Indenture and the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to comply with Article V;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv) to add additional Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

(v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(vi) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(vii) to make any change that does not adversely affect the rights of any Holder;

(viii) to conform the text of this Indenture, the Securities, the Subsidiary Guaranties to any provision under the heading “Description of the Notes” in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Subsidiary Guaranties;

(ix) to release a Subsidiary Guarantor from its Subsidiary Guaranty; provided that such release is in accordance with Article X; or

(x) to make any amendment to the provisions of this Indenture (including the Appendix) relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

(b) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders.

(a) The Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend this Indenture and the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected thereby, an amendment may not:

(i) reduce the principal amount of Securities whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Security,

(iii) reduce the principal of or change the Stated Maturity of any Security,

(iv) reduce the amount payable upon the redemption of any Security or change the time when any Security may be redeemed in accordance with Article III,

(v) make any Security payable in money other than that stated in such Security,

(vi) make any change in Section 6.07 or the second sentence of this Section 9.02,

(vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities,

(viii) make any change in the ranking or priority of any Security or any Subsidiary Guaranty that would adversely affect the Securityholders, or

(ix) modify the Subsidiary Guaranties in any manner that would adversely affect the Holders in any material respect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest,

fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration either (i) is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement or (ii) is paid to all Holders.

ARTICLE X

Guarantees

SECTION 10.01. Guarantees.

(a) Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.02(b).

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company or any other Subsidiary Guarantor first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01(b) and 10.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f) Each Subsidiary Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

(i) Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION10.02. Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Guarantee of a Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article X upon:

(i) any sale or other disposition (including by way of merger or consolidation) of the Capital Stock of such Subsidiary Guarantor in accordance with the terms of this Indenture that results in such Subsidiary Guarantor no longer being a Restricted Subsidiary;

(ii) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii) so long as no Event of Default has then occurred and is continuing, such time as such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company or another Subsidiary Guarantor that would have required it to guarantee the Securities under Section 4.10; and

(iv) the exercise by the Company of the legal defeasance option or covenant defeasance option in Section 8.01 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Person that is required to become a Subsidiary Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Appendix B hereto pursuant to which such Person shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02. Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Company or a Subsidiary Guarantor:

Sbarro, Inc

401 Broadhollow Road

Melville, NY 11747

Attention of: General Counsel

if to the Trustee:

The Bank of New York

101 Barclay Street, 8W

New York, NY 10286

Facsimile: (212) 815-5704

Attention of: Corporate Trust Division – Corporate Finance Unit

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices or communications to the Trustee are effective only upon actual receipt.

SECTION 11.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, except in the case of the issuance of the Inital Securities, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.11) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09. GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The parties to this Indenture

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each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Securities, the Subsidiary Guaranties or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10. No Recourse Against Others. No affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or of any Subsidiary Guarantor or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Subsidiary Guarantor under this Indenture or its Guarantee. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SBARRO, INC.,

By:	/s/ Anthony Puglisi
Name: Anthony Puglisi
Title: Vice President and Chief Financial Officer

MIDOCEAN SBR ACQUISITION CORP.,

By:	/s/ Nicholas McGrane
Name: Nicholas McGrane
Title: Vice President

Corest Management, Inc.

Demefac Leasing Corp.

Larkfield Equipment Corp.

Melville Advertising Agency Inc.

Sbarro America, Inc.

Sbarro America Properties, Inc.

Sbarro Commack, Inc.

Sbarro New Hyde Park, Inc.

Sbarro of Las Vegas, Inc.

Sbarro of Virginia, Inc.

Sbarro Pennsylvania, Inc.

Sbarro Properties, Inc.

Sbarro Venture, Inc.

Sbarro of Texas, Inc.

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi Title: President and Chief Financial Officer

Sbarro Express LLC Carmela’s, LLC By: Sbarro, Inc. Its: Sole Member of each company listed above

By:	/s/ Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

Sbarro Blue Bell Express LLC By: Sbarro Express LLC Its: Sole Member By: Sbarro, Inc. Its: Sole Member

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi Title: Vice President and Chief Financial Officer

Umberto Huntington, LLC

Umberto Deer Park, LLC

Umberto Hauppage, LLC

Umberto Hicksville, LLC

Umberto Syosset, LLC

Umberto at Orland, LLC

Umberto at the Source, LLC

Umberto White Plains, LLC

Mama Sbarro’s of East Meadow, LLC

By: Sbarro New Hyde Park, Inc.

Its: Sole Member of each company listed above

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi Title: Vice President and Chief Financial Officer

APPENDIX A

Rule 144A/ Regulation S/ IAI Appendix

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix, the following terms shall have the meanings indicated below:

“Additional Interest” has the meaning given to such term in the Registration Rights Agreement.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted Securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means the Securities issued pursuant to this Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (a) with respect to the Initial Securities issued on the Issue Date, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC and (b) with respect to each issuance of Additional Securities, the Persons purchasing or underwriting such Additional Securities under the related Purchase Agreement.

“Initial Securities” means the initial $150,000,000 in aggregate principal amount of Securities, issued on the Issue Date.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each such Initial Purchaser, in exchange for the Initial Securities or Additional Securities held by such Initial Purchaser as part of the initial distribution

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of such Initial Securities or Additional Securities, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any Securities issued in connection with a Private Exchange.

“Purchase Agreement” means (a) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated January 24, 2007, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing or underwriting such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Default” has the meaning given to such term in the Registration Rights Agreement.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities or Additional Securities, to issue and deliver to such Holders, in exchange for the Initial Securities or Additional Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Company’s 10.375% Senior Notes due 2015 (including the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class).

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Additional Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e).

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“IAI Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

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2. The Securities

2.1(a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to the Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global Securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global Securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global Security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an IAI acquiring the Securities for its own account or for the account of another IAI.

Beneficial interests in Temporary Regulation S Global Securities (after the expiration of the Distribution Compliance Period) or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

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Beneficial interests in Temporary Regulation S Global Securities (after the expiration of the Distribution Compliance Period) and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the Securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an IAI acquiring the Securities for its own account or for the account of another IAI investor, in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

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2.2 Authentication

The Trustee shall authenticate and deliver: (1) on the Issue Date, (A) an aggregate principal amount of $150,000,000 10.375% Senior Notes due 2015, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.03 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance and Additional Securities pursuant to Section 2.01 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3 Transfer and Exchange

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being

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transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL ACCREDITED

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

Each certificate evidencing a Security offered in reliance on Regulation S shall, in lieu of the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial

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Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities or Additional Securities, all requirements pertaining to such Initial Securities or Additional Securities that Initial Securities or Additional Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities or Additional Securities that do not exchange their Initial Securities or Additional Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities or Additional Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities or Additional Securities, all requirements pertaining to such Initial Securities or Additional Securities that Initial Securities or Additional Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities or Additional Securities that do not exchange their Initial Securities or Additional Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities or Additional Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with

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respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository (A) notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or (B) ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company or (ii) there has occurred and is continuing a Default with respect to the Securities entitling the Holders to accelerate the maturity of the Securities.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive Security legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1 to Rule 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities Offered Otherwise than in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING SECURITIES IN AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS

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AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY

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BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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SBARRO, INC.

10.375% Senior Notes due 2015

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$[ ]

SBARRO, INC., a New York corporation, promises to pay to Cede & Co., or its registered assigns, the principal amount of [    ] Dollars ($[    ]) on [            ], 20[    ].

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Additional provisions of this Security are set forth on the other side of this Security.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

SBARRO, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

10.375% Senior Notes due 2015

1.	Interest

Sbarro, Inc., a New York corporation, (such Person, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate of 10.375% per annum set above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum Additional Interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults. The Company will pay interest semiannually in arrears to the holders of record of the Securities on February 1 and August 1 of each year, commencing August 1, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15, or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of January 31, 2007 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not

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defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are unsecured obligations of the Company and consist of 10.375% Senior Notes due 2015, including any Additional Securities that may be issued after the Issue Date. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications contained in the Indenture.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2010, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2010	107.781%
2011	105.188%
2012	102.594%
2013 and thereafter	100.00%

In addition, prior to February 1, 2010, the Company shall be entitled to redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to February 1, 2010, the Company shall upon not less than 30 nor more than 60 days’ notice, be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

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6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 may be redeemed. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

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13.	Amendment, Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.

Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect, mistake or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of Definitive Securities, or to add guarantees with respect to the Securities, including Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make certain changes to the Indenture to provide for the issuance of Additional Securities or to make any change that does not adversely affect the rights of any Securityholder, to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, conform the text of this Indenture, the Security or the Guarantees to any provision of the “Description of the Notes” section of the Offering Circular to the extent that the provision in such section was intended to be a verbatim recitation of a provision of this Indenture, the Security and the Guarantees, or release a Subsidiary Guarantor from its Subsidiary Guaranty in accordance with the applicable provisions of the Indenture.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company or certain Subsidiaries to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or certain Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; and (g) certain defaults with respect to Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all such Securities to be due and payable immediately, subject to certain conditions set forth in the Indenture. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders are not entitled to enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is entitled to refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities are entitled to direct the Trustee in its exercise of any trust or power. The Trustee is entitled to withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

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15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, is entitled to become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Subsidiary Guarantor under the Indenture or its Guaranty. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Sbarro, Inc.

401 Broadhollow Road

Melville, NY 11747

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

☐	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such

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transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A

FORM OF FACE OF EXCHANGE SECURITY OR

PRIVATE EXCHANGE SECURITY*/**/

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

**/	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

SBARRO, INC.

10.375% Senior Notes due 2015

CUSIP No. [ ]
ISIN No. [ ]
No. 002	$[ ]

SBARRO, INC., a New York corporation, promises to pay to Cede & Co., or its registered assigns, the principal amount of [    ] ($[    ]) on [            ], 2015.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

SBARRO, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

10.375% Senior Notes due 2015

1.	Interest

Sbarro, Inc., a New York corporation (such Person, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum of 10.375%[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum Additional Interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]1 The Company will pay interest semiannually in arrears to the holders of record of the Securities on February 1 and August 1 of each year, commencing August 1, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 and July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[1]

Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

3.	Paying Agent and Registrar

Initially, The Bank of New York (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of January 31, 2007 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are unsecured obligations of the Company and consist of 10.375% Senior Notes due 2015, including any Additional Securities that may be issued after the Issue Date. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications contained in the Indenture.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after February 1, 2010, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Period	Redemption Price
2010	107.781%
2011	105.188%
2012	102.594%
2013 and thereafter	100.00%

In addition, prior to February 1, 2010, the Company shall be entitled to redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to February 1, 2010, the Company shall upon not less than 30 nor more than 60 days’ notice be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 120 days of the date of closing of each such Equity Offering; .

6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 may be redeemed. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.

Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect, mistake or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make certain changes to the Indenture to provide for the issuance of Additional Securities or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, conform the text of this Indenture, the Security or the Guarantees to any provision of the “Description of the Notes” section of the Offering Circular to the extent that the provision in such section was intended to be a verbatim recitation of a provision of this Indenture, the Security and the Guarantees or release a Subsidiary Guarantor from its Subsidiary Guaranty in accordance with the applicable provisions of the Indentuure.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company or certain Subsidiaries to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company and certain Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10.0 million; and (g) certain defaults with respect to Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all such Securities to be due and payable immediately, subject to certain conditions set forth in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders are not entitled to enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is entitled to refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities are entitled to direct the Trustee in its exercise of any trust or power. The Trustee is entitled to withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, is entitled to become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Subsidiary Guarantor under the Indenture or its Guaranty. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[20.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Sbarro, Inc.

401 Broadhollow Road

Melville, NY 11747

Attention: General Counsel

2	Delete if this Security is not being issued in exchange for an Initial Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

Sbarro, Inc.

In care of

The Bank of New York

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 10.375% Senior Notes due 2015 (the “Securities”) of Sbarro, Inc., a New York corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:___________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase Securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant

2-A-1

to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

By:

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APPENDIX B

[FORM OF SUPPLEMENTAL INDENTURE TO BE

DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 2007 among [            ] (the “Additional Subsidiary Guarantor”), a [            ] corporation and a [direct][indirect] subsidiary of Sbarro, Inc., a New York corporation (or its permitted successor) (the “Company”), and The Bank of New York, as Trustee under the Indenture (the “Trustee”).

WITNESSETH:

WHEREAS the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of January 31, 2007, providing for the issuance of Securities (the “Securities”);

WHEREAS, Section 4.10 and Section 10.06 of the Indenture provide that under certain circumstances the Company will cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article X of the Indenture; and

WHEREAS, pursuant to Section 9.01(iv) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’ obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

App. B-1

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

App. B-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

SBARRO, INC.,

By:
Name:
Title:

[ADDITIONAL SUBSIDIARY GUARANTOR],

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Corest Management, Inc.

Demefac Leasing Corp.

Larkfield Equipment Corp.

Melville Advertising Agency Inc.

Sbarro America, Inc.

Sbarro America Properties, Inc.

Sbarro Commack, Inc.

Sbarro New Hyde Park, Inc.

Sbarro of Las Vegas, Inc.

Sbarro of Virginia, Inc.

Sbarro Pennsylvania, Inc.

Sbarro Properties, Inc.

Sbarro Venture, Inc.

Sbarro of Texas, Inc.

By:	/s/ Anthony J. Puglisi

Name: Anthony J. Puglisi Title: President and Chief Financial Officer

Sbarro Express LLC Carmela’s, LLC

By:	Sbarro, Inc.
Its:	Sole Member of each company listed above

By:	/s/ Anthony J. Puglisi

Name: Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

Sbarro Blue Bell Express LLC

By:	Sbarro Express LLC
Its:	Sole Member

By:	Sbarro, Inc.
Its:	Sole Member

By:	/s/ Anthony Puglisi

Name: Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

Umberto Huntington, LLC

Umberto Deer Park, LLC

Umberto Hauppage, LLC

Umberto Hicksville, LLC

Umberto Syosset, LLC

Umberto at Orland, LLC

Umberto at the Source, LLC

Umberto White Plains, LLC

Mama Sbarro’s of East Meadow, LLC

By:	Sbarro New Hyde Park, Inc.
Its:	Sole Member of each company listed above

By:	/s/ Anthony J. Puglisi

Name:	Anthony J. Puglisi
Vice President and Chief Financial Officer

App. B-3